EXHIBIT (a)(5)(vi)

Media Release

Roche commences tender offer for all shares of Foundation Medicine, Inc. for US$ 137.00 per share in cash

Basel, 2 July 2018 - Roche (SIX: RO, ROG; OTCQX: RHHBY) today announced that it has commenced a cash tender offer for all of the outstanding shares of common stock of Foundation Medicine, Inc. (NASDAQ: FMI) at a price of US$ 137.00 per share. The tender offer is being made pursuant to the previously announced merger agreement dated as of 18 June 2018 among Foundation Medicine, Inc., Roche Holdings, Inc., an indirect wholly owned subsidiary of Roche Holding Ltd, and 062018 Merger Subsidiary, Inc., a wholly owned subsidiary of Roche Holdings, Inc. The tender offer period will expire at 12am midnight, Eastern Time, at the end of the day on 30 July 2018, unless the offer is extended.

Roche has filed a tender offer statement on Schedule TO with the United States Securities and Exchange Commission (SEC). 062018 Merger Subsidiary, Inc. is the acquirer in the tender offer. The Offer to Purchase contained within the Schedule TO sets out the terms and conditions of the tender offer.

Foundation Medicine has also filed a Solicitation/Recommendation Statement with the SEC on Schedule 14D-9, which includes the unanimous recommendation of the Foundation Medicine board of directors (with all directors designated by Roche or its affiliates abstaining) that Foundation Medicine stockholders tender their shares in the tender offer. The closing of the tender offer is subject to a majority of Foundation Medicine’s outstanding shares not already held by Roche being tendered in the tender offer. In addition, the transaction is subject to other customary closing conditions. The offer is not subject to any financing condition. Following completion of the tender offer, Roche will acquire all remaining shares at the same price of US$ 137.00 per share through a second step merger. The closing of the transaction is expected to take place in the second half of 2018.

The complete terms and conditions are set out in the Offer to Purchase, which was filed with the SEC today, 2 July 2018. Foundation Medicine stockholders may access copies of all of the offering documents, including the Offer to Purchase and the Solicitation/Recommendation Statement on Schedule 14D-9, free of charge on the SEC’s website (www.sec.gov). The Solicitation/Recommendation Statement on Schedule 14D-9 is also located on the SEC page of the Foundation Medicine Investor Relations website, and the Offer to Purchase and the other related materials are available directly from MacKenzie Partners, Inc., the Information Agent for the offer, toll free at (800) 322-2885 (please call +1 (212) 929-5500 (collect) if you are located outside the US or Canada) or via email at tenderoffer@mackenziepartners.com.

Citi is acting as financial advisor to Roche and Davis Polk & Wardwell LLP is acting as legal counsel to Roche. Goldman Sachs & Co. LLC is acting as financial advisor to the Foundation Medicine Special Committee and Goodwin Procter LLP is acting as legal counsel to the Foundation Medicine Special Committee.

F. Hoffmann-La Roche Ltd	4070 Basel Switzerland	Group Communications Roche Group Media Relations	Tel. +41 61 688 88 88 www.roche.com

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About Foundation Medicine

Foundation Medicine (NASDAQ:FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient's unique cancer. The company offers a full suite of comprehensive genomic profiling assays to identify the molecular alterations in a patient's cancer and match them with relevant targeted therapies, immunotherapies and clinical trials. Foundation Medicine’s molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer.

For more information, please visit http://www.foundationmedicine.com or follow Foundation Medicine on Twitter (@FoundationMedicineATCG).

About Roche
Roche is a global pioneer in pharmaceuticals and diagnostics focused on advancing science to improve people’s lives. The combined strengths of pharmaceuticals and diagnostics under one roof have made Roche the leader in personalised healthcare – a strategy that aims to fit the right treatment to each patient in the best way possible.

Roche is the world’s largest biotech company, with truly differentiated medicines in oncology, immunology, infectious diseases, ophthalmology and diseases of the central nervous system. Roche is also the world leader in in vitro diagnostics and tissue-based cancer diagnostics, and a frontrunner in diabetes management.
Founded in 1896, Roche continues to search for better ways to prevent, diagnose and treat diseases and make a sustainable contribution to society. The company also aims to improve patient access to medical innovations by working with all relevant stakeholders. Thirty medicines developed by Roche are included in the World Health Organization Model Lists of Essential Medicines, among them life-saving antibiotics, antimalarials and cancer medicines. Roche has been recognised as the Group Leader in sustainability within the Pharmaceuticals, Biotechnology & Life Sciences Industry nine years in a row by the Dow Jones Sustainability Indices (DJSI).

The Roche Group, headquartered in Basel, Switzerland, is active in over 100 countries and in 2017 employed about 94,000 people worldwide. In 2017, Roche invested CHF 10.4 billion in R&D and posted sales of CHF 53.3 billion. Genentech, in the United States, is a wholly owned member of the Roche Group. Roche is the majority shareholder in Chugai Pharmaceutical, Japan. For more information, please visit www.roche.com.

All trademarks used or mentioned in this release are protected by law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE TRANSACTION. THESE STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE TRANSACTION, SUCH AS A MAJORITY OF FOUNDATION MEDICINE’S OUTSTANDING SHARES NOT ALREADY HELD BY ROCHE BEING TENDERED IN THE OFFER, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED, AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN FOUNDATION MEDICINE’S PUBLIC FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”),

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INCLUDING THE “RISK FACTORS” SECTIONS OF FOUNDATION MEDICINE’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 AND SUBSEQUENT ANNUAL REPORTS ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, AS WELL AS THE TENDER OFFER DOCUMENTS FILED BY ROCHE AND ITS ACQUISITION SUBSIDIARY, 062018 MERGER SUBSIDIARY, INC., THE SOLICITATION/RECOMMENDATION FILED BY FOUNDATION MEDICINE, AND THE SCHEDULE 13E-3 TRANSACTION STATEMENT FILED BY FOUNDATION MEDICINE AND CERTAIN OTHER PERSONS, INCLUDING ROCHE. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS.

IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE, 062018 MERGER SUBSIDIARY, INC. AND FOUNDATION MEDICINE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS
THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE EITHER AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ANY SHARES OF THE COMMON STOCK OF FOUNDATION MEDICINE OR ANY OTHER SECURITIES. ROCHE AND 062018 MERGER SUBSIDIARY, INC., A WHOLLY OWNED SUBSIDIARY OF ROCHE, HAVE FILED A TENDER OFFER STATEMENT ON SCHEDULE TO, INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED MATERIALS, WITH THE SEC, AND FOUNDATION MEDICINE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH THE SEC. FOUNDATION MEDICINE AND CERTAIN OTHER PERSONS, INCLUDING ROCHE, HAVE ALSO FILED A SCHEDULE 13E-3 TRANSACTION STATEMENT. THE OFFER TO PURCHASE SHARES OF FOUNDATION MEDICINE COMMON STOCK IS ONLY BEING MADE PURSUANT TO THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED MATERIALS FILED WITH THE SEC BY ROCHE AS A PART OF ITS SCHEDULE TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER, INCLUDING ITS TERMS AND CONDITIONS, AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN FREE COPIES OF THESE STATEMENTS AND OTHER MATERIALS FILED WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 IS ALSO LOCATED ON THE SEC PAGE OF FOUNDATION MEDICINE’S INVESTOR RELATIONS WEBSITE, THE OFFER TO PURCHASE AND THE OTHER RELATED MATERIALS ARE AVAILABLE DIRECTLY FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT FOR THE OFFER, TOLL-FREE AT (800) 322-2885 (PLEASE CALL (212) 929-5500 (COLLECT) IF YOU ARE LOCATED OUTSIDE THE U.S. OR

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CANADA) OR VIA EMAIL AT mailto:TENDEROFFER@MACKENZIEPARTNERS.COM

Roche Group Media Relations
Phone: +41 61 688 8888 / e-mail: media.relations@roche-global.com
- Nicolas Dunant (Head)
- Patrick Barth
- Ulrike Engels-Lange
- Simone Oeschger
- Anja von Treskow

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